GREENLIGHT RE ANNOUNCES
FOURTH QUARTER AND YEAR-ENDED DECEMBER 31, 2022 FINANCIAL RESULTS

Net income for the quarter of $34.8 million;
Fully diluted book value per share increased 7.7% in the quarter to $14.59

GRAND CAYMAN, Cayman Islands – March 8, 2023 – Greenlight Capital Re, Ltd. (NASDAQ: GLRE) (“Greenlight Re” or the “Company”) today reported its financial results for the fourth quarter and year ended December 31, 2022. The results included:

•A net income of $34.8 million, or $0.91 per diluted ordinary share for the fourth quarter of 2022, compared to a net income of $24.3 million, or $0.71 per diluted ordinary share, in the fourth quarter of 2021;
•A combined ratio of 94.2%, compared to a combined ratio of 96.4% in the fourth quarter of 2021;
•Total investment income of $32.5 million, compared to total investment income of $25.3 million in the fourth quarter of 2021; and
•An increase in fully diluted book value per share in the for the fourth quarter of 2022 of $1.04, or 7.7%, to $14.59.

The following summarizes the Company’s underwriting results for the fourth quarters and years ended December 31, 2022 and 2021:

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
	($ in thousands)
Gross premiums written	$127,359	$125,144	$563,171	$565,393
Net premiums earned	111,385	135,880	469,477	539,279
Underwriting income (loss)	6,519	4,810	(10,686)	(5,196)
Combined ratio	94.2%	96.4%	102.3%	100.9%

Simon Burton, Chief Executive Officer of Greenlight Re, stated, “The past twelve months represent a watershed for Greenlight Re. We grew book value in 2022 amidst volatile investment and reinsurance markets, and in 2023 we are experiencing some of the best underwriting conditions we have ever seen. Our near to medium term prospects are excellent.”

David Einhorn, Chairman of the Board of Directors, said, “Greenlight Re had a very strong fourth quarter, with gains in both underwriting and investing. The Solasglas fund returned 13.4% during the quarter and 25.3% in 2022, our second-best result ever. We are well-positioned going into 2023.”

Underwriting and Investment Results

Fourth Quarter of 2022

Gross premiums written in the fourth quarter of 2022 were $127.4 million, compared to $125.1 million in the fourth quarter of 2021. The $2.2 million increase, or 1.8%, relates primarily to growth in personal property, general liability, and other specialty business, including premiums underwritten by the Company’s Innovations partners. This increase was partially offset by the Company’s decision to reduce its exposure to personal motor and workers’ compensation risks.

Net premiums earned were $111.4 million during the fourth quarter of 2022, a decrease from $135.9 million in the comparable 2021 period.

The Company recognized net underwriting income of $6.5 million in the fourth quarter of 2022. By comparison, the equivalent period in 2021 reported net underwriting income of $4.8 million.

The Company’s total investment income during the fourth quarter of 2022 was $32.5 million. The Company’s Investment Portfolio, managed by DME Advisors, returned 13.4%, representing income of $30.4 million from the Solasglas fund. The Company reported $2.2 million of other investment income, primarily from interest earned on its restricted cash and cash equivalents.

The Company incurred other non-underwriting income of $1.6 million during the fourth quarter of 2022, due primarily to foreign exchange gains driven by the strengthening of the pound sterling.

Year ended December 31, 2022

Gross written premiums were $563.2 million for the year ended December 31, 2022, a decrease of $2.2 million, or 0.4%, compared to the comparable 2021 period. The reduction in personal motor premiums that drove the decrease was mostly offset by growth in personal property, marine and energy, and other specialty classes.

Net premiums earned were $469.5 million for the year ended December 31, 2022, a decrease of $69.8 million, or 12.9%, compared to the equivalent 2021 period.

The Company incurred a net underwriting loss for the year ended December 31, 2022, of $10.7 million, which equates to a combined ratio of 102.3%. The underwriting loss for the equivalent 2021 period was $5.2 million, representing a combined ratio of 100.9%. The underwriting loss for the year ended December 31, 2022, was driven primarily by $13.6 million of losses related to the Russian-Ukrainian conflict and $25.7 million related to Hurricane Ian, Typhoon Nanmadol, and wildfires in Tennessee. By comparison, the underwriting loss for the equivalent 2021 period was driven by losses from Hurricane Ida, winter storm Uri, European floods and hailstorms, and South African riots.

Total investment income for the year ended December 31, 2022, was $69.0 million, compared to income of $50.2 million earned during the equivalent 2021 period. The investment income for the year ended December 31, 2022, included $9.9 million of gains recognized in connection with the Company’s Innovations-related investments. The Company’s investment in the Solasglas fund generated income of $54.8 million for the year ended December 31, 2022, compared to income of $18.1 million during the equivalent 2021 period.

Greenlight Capital Re, Ltd. Fourth Quarter and Year-End 2022 Earnings Call

Greenlight Re will host a live conference call to discuss its financial results on Thursday, March 9, 2023, at 9:00 a.m. Eastern Time. Dial-in details:

U.S. toll free             1-877-407-9753
International            1-201-493-6739

The conference call can also be accessed via webcast at:

https://event.webcasts.com/starthere.jsp?ei=1592350&tp_key=f3e3ab288a

A telephone replay will be available following the call through March 14, 2023.  The replay of the call may be accessed by dialing 1-877-660-6853 (U.S. toll free) or 1-201-612-7415 (international), access code 13735400. An audio file of the call will also be available on the Company’s website, www.greenlightre.com.
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Non-GAAP Financial Measures
In presenting the Company’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including basic book value per share, fully diluted book value per share, and net underwriting income (loss), are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more thorough understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on the Company’s behalf. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our Form 10-K filed with the Securities Exchange Commission on March 8, 2023. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as provided by law.

About Greenlight Capital Re, Ltd.
Greenlight Re (www.greenlightre.com) provides multiline property and casualty insurance and reinsurance through its licensed and regulated reinsurance entities in the Cayman Islands and Ireland, and its Lloyd’s platform, Greenlight Innovation Syndicate 3456. The Company complements its underwriting activities with a non-traditional investment approach designed to achieve higher rates of return over the long term than reinsurance companies that exclusively employ more traditional investment strategies. In 2018, the Company launched its Greenlight Re Innovations unit, which supports technology innovators in the (re)insurance space by providing investment capital, risk capacity, and access to a broad insurance network.

Investor Relations Contact
Karin Daly
Vice President, The Equity Group Inc.
(212) 836-9623
IR@greenlightre.ky

GREENLIGHT CAPITAL RE, LTD.
CONSOLIDATED BALANCE SHEETS

(expressed in thousands of U.S. dollars, except per share and share amounts)

	December 31, 2022	December 31, 2021
Assets
Investments
Investment in related party investment fund	$178,197	$183,591
Other investments	70,279	47,384
Total investments	248,476	230,975
Cash and cash equivalents	38,238	76,307
Restricted cash and cash equivalents	668,310	634,794
Reinsurance balances receivable (net of allowance for expected credit losses)	505,555	405,365
Loss and loss adjustment expenses recoverable (net of allowance for expected credit losses)	13,239	11,100
Deferred acquisition costs	82,391	63,026
Unearned premiums ceded	18,153	42
Other assets	6,019	5,885
Total assets	$1,580,381	$1,427,494
Liabilities and equity
Liabilities
Loss and loss adjustment expense reserves	$555,468	$524,010
Unearned premium reserves	307,820	227,584
Reinsurance balances payable	105,135	91,224
Funds withheld	21,907	3,792
Other liabilities	6,397	7,164
Convertible senior notes payable	80,534	98,057
Total liabilities	1,077,261	951,831
Shareholders' equity
Ordinary share capital (Class A: par value $0.10; authorized, 100,000,000; issued and outstanding, 28,569,346 (2021: 27,589,731): Class B: par value $0.10; authorized, 25,000,000; issued and outstanding, 6,254,715 (2021: 6,254,715))	$3,482	$3,384
Additional paid-in capital	478,439	481,784
Retained earnings (deficit)	21,199	(9,505)
Total shareholders' equity	503,120	475,663
Total liabilities and equity	$1,580,381	$1,427,494

GREENLIGHT CAPITAL RE, LTD.
CONSOLIDATED RESULTS OF OPERATIONS

(expressed in thousands of U.S. dollars, except percentages and per share amounts)

	Three months ended December 31		Year ended December 31
	2022	2021	2022	2021
Underwriting revenue
Gross premiums written	$127,359	$125,144	$563,171	$565,393
Gross premiums ceded	(11,456)	(35)	(33,429)	(41)
Net premiums written	115,903	125,109	529,742	565,352
Change in net unearned premium reserves	(4,518)	10,771	(60,265)	(26,073)
Net premiums earned	$111,385	$135,880	$469,477	$539,279
Underwriting related expenses
Net loss and loss adjustment expenses incurred
Current year	$65,135	$92,753	$316,367	$389,080
Prior year	(1,440)	(12,851)	118	(14,100)
Net loss and loss adjustment expenses incurred	63,696	79,902	316,485	374,980
Acquisition costs	37,047	38,900	143,148	144,960
Underwriting expenses	3,779	3,570	13,813	12,880
Deposit accounting and other reinsurance expense (income)	344	8,698	6,717	11,655
Net underwriting income (loss)	$6,519	$4,810	$(10,686)	$(5,196)

Income (loss) from investment in related party investment fund	$30,370	$22,283	$54,844	$18,087
Net investment income (loss)	2,161	3,066	14,139	32,065
Total investment income (loss)	$32,531	$25,349	$68,983	$50,152
Net underwriting and investment income (loss)	$39,050	$30,159	$58,297	$44,956

Corporate expenses	$5,100	$4,459	$17,793	$16,489
Other (income) expense, net	(1,597)	(196)	11,777	880
Interest expense	790	1,579	4,201	6,263
Income tax expense (benefit)	7	13	(816)	3,746
Net income (loss)	$34,750	$24,304	$25,342	$17,578

Earnings (loss) per share (Class A and Class B)
Basic	$1.02	$0.72	$0.75	$0.51
Diluted	$0.91	$0.71	$0.73	$0.51

Underwriting ratios
Loss ratio - current year	58.5%	68.3%	67.4%	72.1%
Loss ratio - prior year	(1.3)%	(9.5)%	—%	(2.6)%
Loss ratio	57.2%	58.8%	67.4%	69.5%
Acquisition cost ratio	33.3%	28.6%	30.5%	26.9%
Composite ratio	90.5%	87.4%	97.9%	96.4%
Underwriting expense ratio	3.7%	9.0%	4.4%	4.5%
Combined ratio	94.2%	96.4%	102.3%	100.9%

The following tables present the Company’s net premiums earned and underwriting ratios by line of business:

	Three months ended December 31				Three months ended December 31
	2022				2021
	Property	Casualty	Other	Total	Property	Casualty	Other	Total
	($ in thousands except percentage)
Net premiums earned	$14,820	$64,498	$32,067	$111,385	$12,415	$90,649	$32,816	$135,880
Underwriting ratios
Loss ratio	82.6%	70.9%	17.9%	57.2%	99.2%	63.1%	31.7%	58.8%
Acquisition cost ratio	21.3	30.1	45.1	33.3	21.6	28.7	31.2	28.6
Composite ratio	103.9%	101.0%	63.0%	90.5%	120.8%	91.8%	62.9%	87.4%
Underwriting expense ratio				3.7				9.0
Combined ratio				94.2%				96.4%

	Year ended December 31				Year ended December 31
	2022				2021
	Property	Casualty	Other	Total	Property	Casualty	Other	Total
	($ in thousands except percentage)
Net premiums earned	$52,397	$289,820	$127,260	$469,477	$56,075	$351,390	$131,814	$539,279
Underwriting ratios
Loss ratio	78.0%	71.0%	55.0%	67.4%	82.0%	73.1%	54.7%	69.5%
Acquisition cost ratio	22.2	29.0	37.4	30.5	21.3	26.6	30.0	26.9
Composite ratio	100.2%	100.0%	92.4%	97.9%	103.3%	99.7%	84.7%	96.4%
Underwriting expense ratio				4.4				4.5
Combined ratio				102.3%				100.9%

GREENLIGHT CAPITAL RE, LTD.
KEY FINANCIAL MEASURES AND NON-GAAP MEASURES

Management uses certain key financial measures, some of which are not prescribed under U.S. GAAP rules and standards (“non-GAAP financial measures”), to evaluate our financial performance, financial position, and the change in shareholder value. Generally, a non-GAAP financial measure, as defined in SEC Regulation G, is a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented under U.S. GAAP. We believe that these measures, which may be calculated or defined differently by other companies, provide consistent and comparable metrics of our business performance to help shareholders understand performance trends and facilitate a more thorough understanding of the Company’s business. Non-GAAP financial measures should not be viewed as substitutes for those determined under U.S. GAAP.

The key non-GAAP financial measures used in this report are:
•Basic book value per share and fully diluted book value per share; and
•Net underwriting income (loss)

These non-GAAP measures are described below.

Basic Book Value Per Share and Fully Diluted Book Value Per Share

We believe that long-term growth in fully diluted book value per share is the most relevant measure of our financial performance because it provides management and investors a yardstick to monitor the shareholder value generated. Fully diluted book value per share may also help our investors, shareholders, and other interested parties form a basis of comparison with other companies within the property and casualty reinsurance industry. Basic book value per share and fully diluted book value per share should not be viewed as substitutes for the comparable U.S. GAAP measures.

We calculate basic book value per share as (a) ending shareholders' equity, divided by (b) aggregate of Class A and Class B Ordinary shares issued and outstanding, including all unvested service-based restricted shares, and the earned portion of performance-based restricted shares granted after December 31, 2021. We exclude shares potentially issuable in connection with convertible notes if the conversion price exceeds the share price.

Fully diluted book value per share represents basic book value per share combined with any dilutive impact of in-the-money stock options, unvested service-based RSUs, and the earned portion of unvested performance-based RSUs granted. Fully diluted book value per share also includes the dilutive effect, if any, of ordinary shares expected to be issued upon settlement of the convertible notes.

Our primary financial goal is to increase fully diluted book value per share over the long term. We use fully diluted book value per share as a financial measure in our annual incentive compensation.

The following table presents a reconciliation of the non-GAAP financial measures basic and fully diluted book value per share to the most comparable U.S. GAAP measure:

	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
	($ in thousands, except per share and share amounts)
Numerator for basic and fully diluted book value per share:
Total equity (U.S. GAAP) (numerator for basic and fully diluted book value per share)	$503,120	$466,952	$484,293	$468,407	$475,663
Denominator for basic and fully diluted book value per share: (1)
Ordinary shares issued and outstanding as presented in the Company’s consolidated balance sheets	34,824,061	34,824,061	34,721,231	34,721,231	33,844,446
Less: Unearned performance-based restricted shares granted after December 31, 2021	(516,489)	(539,161)	(560,927)	-581,593	—
Denominator for basic book value per share	34,307,572	34,284,900	34,160,304	34,139,638	33,844,446
Add: In-the-money stock options, service-based RSUs granted, and earned performance-based RSUs granted	187,750	183,790	179,988	176,379	154,134
Denominator for fully diluted book value per share	34,495,322	34,468,690	34,340,292	34,316,017	33,998,580
Basic book value per share	$14.66	$13.62	$14.18	$13.72	$14.05
Increase (decrease) in basic book value per share ($)	$1.04	$(0.56)	$0.46	$(0.33)	$0.74
Increase (decrease) in basic book value per share (%)	7.6%	(3.9)%	3.4%	(2.3)%	5.6%

Fully diluted book value per share	$14.59	$13.55	$14.10	$13.65	$13.99
Increase (decrease) in fully diluted book value per share ($)	$1.04	$(0.55)	$0.45	$(0.34)	$0.74
Increase (decrease) in fully diluted book value per share (%)	7.7%	(3.9)%	3.3%	(2.4)%	5.6%

(1) For periods prior to January 1, 2022, all unvested restricted shares are included in the “basic” and “fully diluted” denominators. Restricted shares with performance-based vesting conditions granted after December 31, 2021, are included in the “basic” and “fully diluted” denominators to the extent that the Company has recognized the corresponding share-based compensation expense. At December 31, 2022, the aggregate number of unearned restricted shares with performance conditions not included in the “basic” and “fully diluted” denominators was 709,638 (September 30, 2022: 732,310, June 30, 2022: 754,076, March 31, 2022: 774,742, December 31, 2021: 193,149).

Net Underwriting Income (Loss)

One way that we evaluate the Company’s underwriting performance is by measuring net underwriting income (loss). We do not use premiums written as a measure of performance. Net underwriting income (loss) is a performance measure used by management to evaluate the fundamentals underlying the Company’s underwriting operations. We believe that the use of net underwriting income (loss) enables investors and other users of the Company’s financial information to analyze our performance in a manner similar to how management analyzes performance. Management also believes that this measure follows industry practice and allows the users of financial information to compare the Company’s performance with that of our industry peer group.

Net underwriting income (loss) is considered a non-GAAP financial measure because it excludes items used to calculate net income before taxes under U.S. GAAP. We calculate net underwriting income (loss) as net premiums earned, plus other income relating to reinsurance and deposit-accounted contracts, less deposit interest expense, less net loss and loss adjustment expenses, acquisition costs, and underwriting expenses. The measure excludes, on a recurring basis: (1) investment income (loss); (2) other income (expense) not related to underwriting, including foreign exchange gains or losses, Lloyd’s interest income or expense and adjustments to the allowance for expected credit losses; (3) corporate general and administrative expenses; and (4) interest expense. We exclude total investment income or loss, foreign exchange gains or losses, Lloyd’s interest income or expense and expected credit losses as we believe these items are influenced by market conditions and other factors not related to underwriting decisions. We exclude corporate and interest expenses because these costs are generally fixed and not incremental to or directly related to our underwriting operations. We believe all of these amounts are largely independent of our underwriting process, and including them could hinder the analysis of trends in our underwriting operations. Net underwriting income (loss) should not be viewed as a substitute for U.S. GAAP net income before income taxes.

The reconciliations of net underwriting income (loss) to income (loss) before income taxes (the most directly comparable U.S. GAAP financial measure) on a consolidated basis are shown below:

	Three months ended December 31		Year ended December 31
	2022	2021	2022	2021
	($ in thousands)
Income (loss) before income tax	$34,757	$24,317	$24,526	$21,324
Add (subtract):
Total investment (income) loss	(32,531)	(25,349)	(68,983)	(50,152)
Other non-underwriting (income) expense	(1,597)	(196)	11,777	880
Corporate expenses	5,100	4,459	17,793	16,489
Interest expense	790	1,579	4,201	6,263
Net underwriting income (loss)	$6,519	$4,810	$(10,686)	$(5,196)